Execution Version

COMMITMENT INCREASE AMENDMENT
TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS COMMITMENT INCREASE AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”), is made and entered into as of May 19, 2010, by and among EASYLINK SERVICES INTERNATIONAL CORPORATION, a Delaware corporation (the “Borrower”), EASYLINK SERVICES CORPORATION, a Delaware corporation (“ESC”), EASYLINK SERVICES USA, INC., a Delaware corporation (“ES USA”) (ESC and ES USA are hereinafter collectively referred to as the “Guarantors”), the several banks and other financial institutions from time to time party hereto (collectively, the “Approving Lenders”) and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the Approving Lenders, certain other financial institutions (together with the Approving Lenders, the “Lenders”) and the Administrative Agent are parties to a certain Revolving Credit and Term Loan Agreement, dated as of May 19, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Term Loan Commitments be increased by $5,000,000.00 pursuant to Section 2.23 of the Credit Agreement, and subject to the terms and conditions hereof, certain of the Approving Lenders whose commitments are reflected as increased on Exhibit A attached hereto (the “Increasing Lenders”) are willing to do so; and

WHEREAS, the Borrower has requested certain waivers and consents to the terms of the Credit Agreement, as hereinafter set forth, and the Approving Lenders, which constitute the Required Lenders under the terms of the Credit Agreement, are willing to grant such requests, subject to the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Approving Lenders and the Administrative Agent agree as follows:

1.           Commitment Increase/Waiver and Consent.     (a)  Each Increasing Lender agrees that its Term Loan Commitment is increased to the amount set forth opposite its name on Exhibit A to this Amendment.  Upon the effectiveness of this Amendment, Schedule II attached hereto shall be substituted for the existing Schedule II attached to the Credit Agreement for all purposes.

(b)         Each Approving Lender waives the requirements of (i) Section 2.23(a) of the Credit Agreement that any increase of the Aggregate Term Loan Commitments occur after May 19, 2010 (and not as to any other requirement set forth in Section 2.23(a) of the Credit Agreement); (ii) Section 7.5(vi) of the Credit Agreement that any redemptions of the York Preferred Stock be financed solely with the proceeds of any Additional Commitment Amount (and not as to any other requirement set forth in Section 7.5(vi) or any other provision of Section 7.5 applicable to Section 7.5(vi) of the Credit Agreement); and (iii) Section 7.7 of the Credit Agreement, to the extent such section prohibits the redemption of the York Preferred Stock as contemplated herein.

2.           Conditions to Effectiveness of this Amendment.  Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Increasing Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) upfront fees in the amount of one percent (1.0%) of the increase in the Term Loan Commitments provided hereunder, to be applied pro rata among the Increasing Lenders, (ii) such fees as the Borrower has previously agreed in writing to pay the Administrative Agent or any of its affiliates in connection with this Amendment, (iii) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of Arnall Golden Gregory LLP, counsel to the Administrative Agent) and (iv) each of the following documents:

(a)           executed counterparts to this Amendment from the Borrower, each of the Guarantors and the Approving Lenders;

(b)           a favorable written opinion of counsel to the Borrower and the Guarantors, addressed to the Administrative Agent and Increasing Lenders, and covering such matters relating to this Amendment and the transactions contemplated therein as the Administrative Agent and the Increasing Lenders shall reasonably request; and

(c)           a certificate of the Secretary or Assistant Secretary of the Borrower and each Guarantor, attaching and certifying the resolutions of its boards of directors, authorizing the execution, delivery and performance of this Amendment and certifying the name, title and true signature of each officer of the Borrower or the Guarantor, as the case may be, executing the Amendment, and confirming no changes have occurred to the articles of incorporation or bylaws of the Borrower or such Guarantor.

3.           Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent:

(a)         Each of the Borrower and its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

(b)         The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

(c)         The execution, delivery and performance by the Borrower of this Amendment, and by each Loan Party of the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents;

(d)         This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(e)         After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.           Reaffirmation.  Each Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratifies and confirms the terms of the Subsidiary Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder.  Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Subsidiary Guaranty Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Subsidiary Guaranty Agreement.

5.           Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6.           Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia and all applicable federal laws of the United States of America.

7.           No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8.           Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

9.           Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10.         Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11.         Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:

EASYLINK SERVICES INTERNATIONAL CORPORATION, a Delaware corporation

By:	/s/ Thomas J. Stallings
Name:	Thomas J. Stallings
Title:	Chief Executive Officer

[CORPORATE SEAL]

GUARANTORS:

EASYLINK SERVICES CORPORATION, a Delaware corporation

By:	/s/ Thomas J. Stallings
Name:	Thomas J. Stallings
Title:	Chief Executive Officer

[CORPORATE SEAL]

EASYLINK SERVICES USA, INC., a Delaware corporation

By:	/s/ Thomas J. Stallings
Name:	Thomas J. Stallings
Title:	Chief Executive Officer

[CORPORATE SEAL]

LENDERS:

SUNTRUST BANK, individually and as Administrative Agent

By:	/s/ Sherry D. Harris
Name:	Sherry D. Harris
Title:	Senior Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ Herm Manderson
Name:	Herm Manderson
Title:	Vice President

THE PRIVATE BANK AND TRUST COMPANY, as a Lender

By:	/s/ Zennie W. Lynch, Jr.
Name:	Zennie W. Lynch, Jr.
Title:	Managing Director

ATLANTIC CAPITAL BANK, as a Lender

By:	/s/ J. Christopher Deisley
Name:	J. Christopher Deisley
Title:	Senior Vice President